UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 25, 2009



                              SILGAN HOLDINGS INC.
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             (Exact name of Registrant as specified in its charter)


          Delaware                     000-22117                 06-1269834
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


4 Landmark Square, Stamford, Connecticut                                06901
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (203) 975-7110


                                       N/A
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          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:


     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                 Section 5--Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 25, 2009, the Compensation Committee of the Board of Directors of Silgan Holdings Inc., or the Company, (i) set the performance goal and
performance   goal  target  for  2009  under  the  Company's   Senior  Executive
Performance Plan, or the Performance Plan, for Mr. Anthony J. Allott, the President and Chief Executive Officer of the Company and the only participant under the Performance Plan, (ii) set financial targets and organizational goals for bonuses for 2009 for other executive officers of the Company and (iii) established performance criteria for 2009 for potential performance awards to be granted in 2010 under the Company's 2004 Stock Incentive Plan, or the Stock Incentive Plan.

The Compensation Committee set the performance goal for 2009 for Mr. Allott under the Performance Plan as the EBITDA (as defined in the Performance Plan) of the Company and the performance goal target for 2009 as the achievement of the EBITDA level of the Company from 2008. The Compensation Committee also determined that the maximum amount that could be awarded to Mr. Allott under the Performance Plan for 2009 would be 100% of his annual base salary for 2008, with the actual amount being determined pursuant to a formula based on the Company's EBITDA for 2009 as compared to the Company's EBITDA for 2008.

The Compensation Committee approved annual bonuses for 2009 for each of Messrs. Robert B. Lewis, Executive Vice President and Chief Financial Officer of the Company, Adam J. Greenlee, Executive Vice President, Operations of the Company, and Frank W. Hogan, III, Senior Vice President, General Counsel and Secretary of the Company, in an amount up to a maximum amount of 40% of his annual salary received in 2009, with the amount of such annual bonus being calculated on the same basis that an annual bonus is calculated for the Chief Executive Officer of the Company for 2009 under the Performance Plan.

The Compensation Committee set a target level of earnings before interest and taxes and organizational goals (management development, market leadership, operational leadership, working capital management, selling, general and administrative cost management and financial reporting and controls) for the payment of annual bonuses for 2009 to officers of Silgan Containers LLC, including Mr. Thomas J. Snyder, President of Silgan Containers LLC. Following the end of the year, the Compensation Committee will confirm the level of earnings before interest and taxes and organizational goals attained by Silgan Containers LLC, and bonuses will be awarded to officers of Silgan Containers LLC on a sliding scale (from zero to two times "norm") on such basis. If the targeted level of earnings before interest and taxes and organizational goals for Silgan Containers LLC are attained, Mr. Snyder would receive a bonus for 2009 at "norm," or at 30% of his salary for 2009.


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

The Compensation Committee set a target level of earnings before interest and taxes and organizational goals (management development, safety, working capital management, market leadership, operational leadership and financial reporting and controls) for the payment of annual bonuses for 2009 to officers of Silgan Plastics LLC, including Mr. Alan H. Koblin, President of Silgan Plastics LLC. Following the end of the year, the Compensation Committee will confirm the level of earnings before interest and taxes and organizational goals attained by Silgan Plastics LLC, and bonuses will be awarded to officers of Silgan Plastics LLC on a sliding scale (from zero to two times "norm") on such basis. If the targeted level of earnings before interest and taxes and organizational goals for Silgan Plastics LLC are attained, Mr. Koblin would receive a bonus for 2009 at "norm," or at 35% of his salary for 2009.

The Compensation Committee set a target level of earnings before interest and taxes and organizational goals (market leadership, operational leadership, working capital management, selling, general and administrative cost management and financial reporting and controls) for Silgan White Cap Global for the payment of an annual cash bonus for 2009 to officers of Silgan White Cap Global, including Mr. Peter Konieczny, President of Silgan White Cap Global. Following the end of the year, the Compensation Committee will confirm the level of earnings before interest and taxes and organizational goals attained by Silgan White Cap Global and a bonus will be awarded to officers of Silgan White Cap Global on a sliding scale (from zero to two times "norm") on such basis as applicable. If the targeted level of earnings before interest and taxes and operational goals for Silgan White Cap Global are attained, Mr. Konieczny would receive a bonus for 2009 at "norm", or at 35% of his salary for 2009.

The Compensation Committee approved annual cash bonus calculations for 2009 for each of Anthony P. Andreacchi, Malcolm E. Miller and B. Fredrick Prinzen and Ms. Kimberly I. Ulmer, executive officers of the Company, based upon a weighted average of actual bonus payouts as a percentage of "norm" to the executive officers of the Company under the respective bonus plans of Silgan Containers LLC, Silgan Plastics LLC and the North America, Europe, Asia and South America operations of Silgan White Cap, using each business' percentage of the overall earnings before interest and taxes of all such businesses as the basis for weighting. Such executive officers are eligible to receive a bonus for 2009 on a sliding scale (from zero to two times "norm"), with "norm" for such executive officers being 30% of their salary for 2009.

Additionally, the Compensation Committee approved potential performance awards of restricted stock units for an aggregate of up to 151,300 shares of Common Stock of the Company to a total of 37 officers and other key employees of the Company and its subsidiaries, and fixed and established the performance criteria for the Company's 2009 fiscal year for the granting of such performance awards under the Stock Incentive Plan. Messrs. Allott, Lewis, Hogan and Konieczny, each of whom is a person named in the Summary Compensation Table in the Company's most recent proxy statement, are included in such group of officers and other key employees. The performance criteria for the 2009 fiscal year selected by the Compensation Committee is the Company's earnings before interest, taxes, depreciation and amortization for 2009, and the minimum level of performance that must be attained for 2009 for the performance awards to be granted is


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

75% of the level of the Company's earnings before interest, taxes, depreciation and amortization in 2008. If the minimum level of performance for 2009 is attained as confirmed by the Compensation Committee following the end of 2009, then the Compensation Committee may make grants for an aggregate of up to 151,300 restricted stock units to such 37 officers and other key employees of the Company and its subsidiaries. In determining the amount of a performance award to grant to a particular officer or other key employee, the Compensation Committee targets a multiple of such individual's annual base salary as the level of the nominal value of unvested stock awards for such individual. The multiple for each individual is determined on the basis of the individual's anticipated long-term contribution to the Company. The Compensation Committee will then review the nominal value of unvested stock awards previously granted to such individual compared to such individual's target multiple of salary, and may grant restricted stock units to such individual in an amount up to the maximum amount approved by the Compensation Committee for such individual on February 25, 2009. Generally, in making grants the Compensation Committee will consider performance awards for individuals whose aggregate unvested nominal value of unvested stock awards is less than their target multiple of salary so that their total nominal value of unvested stock awards approximates their target multiple of salary. Such restricted stock units will be granted at the earliest upon the date on which the Compensation Committee confirms that the minimum level of performance was attained, will vest in five equal installments annually beginning one year from the date of grant, and will carry with them the right to receive dividend equivalents in an amount equal to all cash dividends paid on one share of Common Stock of the Company for each restricted stock unit while such restricted stock unit is outstanding and until such restricted stock unit vests.



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




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SILGAN HOLDINGS INC.


                                    By:  /s/ Frank W. Hogan, III
                                         --------------------------------------
                                         Frank W. Hogan, III
                                         Senior Vice President, General Counsel
                                          and Secretary

Date:  March 2, 2009



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